2nd Quarter 2023 Earnings Release Presentation August 3, 2023

2 Available Information On August 3, 2023, Consolidated Edison, Inc. issued a press release reporting its second quarter 2023 earnings and filed with the Securities and Exchange Commission the company’s second quarter 2023 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com/en/. (Select “For Investors” and then select “Press Releases” and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance and failure to retain and attract employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it may have substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation also contains financial measures, adjusted earnings and adjusted earnings per share (adjusted EPS), that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the impairment loss related to Con Edison's investment in the Mountain Valley Pipeline, the effects of HLBV accounting for tax equity investments and mark-to-market accounting and the related tax impact on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Kiley Kemelman, Section Manager, Investor Relations Mei Poon, Manager, Investor Relations Caroline Elsasser, Sr. Financial Analyst, Investor Relations Tel: 212-460-6611 Tel: 212-460-6562 Tel: 212-460-1251 Tel: 212-460-4431 Email: childressj@coned.com Email: kemelmank@coned.com Email: poonm@coned.com Email: elsasserc@coned.com Investor Relations conEdison.com

3 Organizational Structure a. As of June 30, 2023. b. Senior unsecured ratings and outlook shown in order of Moody’s / S&P Global Ratings (S&P) / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Regulated Energy Delivery Orange and Rockland Utilities, Inc. (O&R) Consolidated Edison Company of New York, Inc. (CECONY) FERC Regulated Transmission Market Cap(a): $31.2 billion Ratings(b): Baa2 / BBB+ / BBB+ Outlook(b): Positive / Stable / Stable Con Edison Transmission, Inc. (Con Edison Transmission or CET) Rockland Electric Company (RECO) Percentages of Total Assets by Business (a) 2023 Total Assets: $64 billion (a)

4 Investment Highlights ◦ Diverse Customer Base: CECONY delivers electricity to 3.6 million customers, gas to 1.1 million customers and steam to 1,500 customers; O&R delivers electricity to 0.3 million customers and gas to 0.1 million customers ◦ Consistent, Reliable Service: CECONY's electric system is the most reliable in the U.S. ◦ Disciplined Growth Strategy: CECONY electric and gas plans have rate base established with 6% annual rate base growth forecasted, through 2025 ◦ Advance Shareholder Value: No equity issuances through 2024 other than through stock plans ◦ Pursue ESG Excellence: Aggressive New York policy initiatives to transition to clean energy by 2050 will require robust investment to implement

5 Recent Business Updates Con Edison's strong performance record continues with strategic actions that position it for growth and leadership in New York's clean energy transition. ◦ In May 2023, the first segment (Long Island City to Corona, Queens, $222 million) of the Reliable Clean City transmission projects was completed (total project budget of $780 million) ◦ Remaining two segments are scheduled for completion in 2025 ◦ In May 2023, CECONY and O&R filed a combined initial gas system long-term plan for their gas distribution systems, as required by a May 2022 NYSPSC order ◦ In May 2023, CECONY and O&R filed proposals to develop five utility thermal networks ◦ Three CECONY projects proposed costing in aggregate $262.7 million ◦ Two O&R projects proposed costing in aggregate $45.5 million ◦ In June 2023, the NYISO selected the Propel NY Energy transmission project that was jointly proposed by NY Transco and the NYPA ◦ Con Edison Transmission has a 41.7% interest in NY Transco’s share of the Propel NY Energy project in the LIPA Public Policy Transmission Need solicitation ◦ NY Transco’s share of the project cost is expected to be approximately $2.2 billion, excluding its interconnection costs and the costs of projects expected to be built by local transmission owners, including CECONY ◦ In July 2023, the NYSPSC approved the CECONY electric and gas joint proposal ◦ Rate base visibility through 2025 with $11.8 billion in new capital investment authorized ◦ ROE of 9.25% and equity ratio of 48%

2Q Financial Highlights $0.65 earnings per share (GAAP) / $0.61 adjusted earnings per share (non-GAAP) $4.85 - $5.00 (non-GAAP) Raised 2023 adjusted EPS guidance range $1 billion share buyback completed in addition to CEB proceeds used to invest equity of $1.65 billion at CECONY and $90 million at O&R during Q1 CECONY joint proposal approved Electric and gas rate plans provide 9.25% ROE and 48% equity ratio 6

Rate Updates 7

Summary of CECONY Electric & Gas Rate Plans [a]

Rate plans reflect ROE at 9.25% and equity ratio of 48%

	Electric Case number 22-E-0064			Gas Case number 22-G-0065		
($ in millions)	Rate Change	Average Rate Base	Capital Expenditure	Rate Change	Average Rate Base	Capital Expenditure
Rate Year 1: 2023	$442	$26,095	$2,845	$217	$9,647	$1,121
Rate Year 2: 2024	518	27,925	2,877	173	10,428	1,115
Rate Year 3: 2025	382	29,362	2,791	122	11,063	1,061
Annual levelized rate increase	457			187		

Other Major Provisions

- Reconciliation of pension and OPEBs, environmental remediation, uncollectible expenses, late payment fees, variable debt, major storm costs, property taxes, and municipal infrastructure support costs
- New surcharge/sur-credit for storms, uncollectible expenses, late payment charges, and property taxes to prevent the build-up of large deferrals
- Continuation of the revenue decoupling mechanism for electric and gas service
- Continuation of provision for recovery of cost of purchased power, gas, and fuel
- Continuation of earnings opportunities from earnings adjustment mechanisms for meeting clean energy goals and other potential incentives
- New base rates were implemented on August 1, 2023 and make-whole recovery for January 1, 2023 - July 31, 2023 will be collected via a surcharge through 2024 for electric and through 2025 for gas.

[a] CECONY electric and gas rate plans approved by NYSPSC on July 20, 2023.

Additional rate plan information: Rate Plan Information | Consolidated Edison, Inc.

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9 CECONY Steam Rate Filing Comparison and Illustrative Timeline (a)

Other NYS Regulatory Proceedings 10

NYSPSC & NYISO Proceedings & Developments 11 Transmission Planning ◦ In April 2021, the NYSPSC approved CECONY's Reliable Clean City projects with a budget of $780 million ◦ In April 2023, the NYSPSC approved the Brooklyn Clean Energy Hub with a budget of $810 million for local reliability needs and a future potential interconnection point for offshore wind or other renewables ◦ In June 2023, the NYSPSC issued an order identifying the CLCPA as a Public Policy Requirement prompting the need for additional transmission facilities to support the injection and delivery of at least 4,770 MW of offshore wind generation into Zone J - NYC (solicitation to be done through NYISO) Climate Leadership and Community Protection Act (CLCPA) ◦ NYSPSC to monitor implementation of the New York State law to achieve climate change goals, e.g., 70% renewable power by 2030 ◦ In March 2023, NY gas utilities, including CECONY and O&R, filed a proposal for a study of how to achieve significant reductions in carbon emissions from gas and the potential associated customer bill impacts ◦ In May 2023, CECONY and O&R filed proposals to develop Utility Thermal Networks costing approximately $308 million in aggregate in response to NYSPSC proceeding 22-M-0429 New Efficiency New York (NENY) and Electric Vehicles ◦ In July 2023, the NYSPSC adopted a strategic framework for Energy Efficiency and Building Electrification portfolios and directs NY utilities to file proposals in response to the framework totaling $5 billion ($1 billion per year for 2026-2030) ◦ NYSPSC is undergoing mid-point reviews for medium- and heavy-duty vehicle pilots under the Electric Vehicles (EV) proceeding, awaiting the NYSPSC's action to provide guidance on the scope and budget for EV programs Gas Planning ◦ In May 2023, CECONY and O&R filed a combined initial 20-year gas system plan with the NYSPSC ◦ In June 2023, the NYISO selected the Propel NY Energy transmission project that was proposed jointly by NY Transco and NYPA ▪ CET has a 41.7% interest in NY Transco's share of the $2.2 billion project, expected to be in service in 2030 NYISO

Strong Economic Performance 12

13 • Scale: Approximately $31 billion equity market cap provides scale as we transition • Growing asset base: 6% three-year rate base CAGR reflects infrastructure investment needed for the clean energy future • Solid credit ratings: strong balance sheet and deliberate financial management provide access to credit markets • Simplified balance sheet: no long-term holding company debt by year-end 2023 • Dividend aristocrat: 49 consecutive years of dividend increases for common shareholders is top among S&P 500 utilities Strong Financials Underpin Our Clean Energy Transition

Dividend and Earnings Announcements • On July 20, 2023, the company declared a quarterly dividend of 81 cents a share on its common stock. • On August 3, 2023, the company issued a press release in which it raised its forecast of adjusted earnings per share for the year 2023 to be in the range of $4.85 to $5.00 a share.(a)(b) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $0.65 $0.72 $0.61 $0.64 2023 2022 2023 2022 2Q 2023 vs. 2Q 2022 a. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the gain and other impacts related to the sale of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the effects of HLBV accounting for tax equity investments, the net mark-to-market effects of the Clean Energy Businesses, and the related tax impacts on the parent company. b. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. Con Edison’s forecast of adjusted earnings per share for the year of 2023 excludes the gain and other impacts related to the sale of the Clean Energy Businesses (approximately $2.32 a share after-tax), the effects of HLBV accounting for tax equity investments (approximately $(0.02) a share after- tax), the net mark-to-market effects of the Clean Energy Businesses ($(0.03) a share after-tax), and the related tax impacts on the parent company. Reported EPS (GAAP) Adjusted EPS (Non-GAAP) $4.74 $2.42 $2.45 $2.12 2023 2022 2023 2022 YTD 2023 vs. YTD 2022 14

Dividend Aristocrat 49 consecutive years of dividend increases with a CAGR of 5.72% and a target payout of 60% to 70% of adjusted earnings 15

2Q 2023 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2023 2022 2023 2022 Reported EPS and Net Income for Common Stock – GAAP basis $0.65 $0.72 $226 $255 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) (0.03) — (12) — Income taxes (b) (0.02) — (6) — Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) (0.05) — (18) — HLBV effects (pre-tax) 0.01 — 3 (1) Income taxes (c) — — (1) — HLBV effects (net of tax) 0.01 — 2 (1) Net mark-to-market effects (pre-tax) — (0.11) — (38) Income taxes (d) — 0.03 — 12 Net mark-to-market effects (net of tax) — (0.08) — (26) Adjusted EPS and Adjusted Earnings – non-GAAP basis $0.61 $0.64 $210 $228 16 a. The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended June 30, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(0.03) a share or $(13) million and transaction costs of $1 million net of tax). b. Amounts shown include impact of changes in state apportionments ($(0.02) a share net of federal taxes or $(6) million net of federal taxes) for the three months ended June 30, 2023. The amount of income taxes for transaction costs was calculated using a combined federal and state income tax rate of 27% for the three months ended June 30, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 38% for the three months ended June 30, 2023 and 2022, respectively. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended June 30, 2022.

Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) 2Q 2022 Reported EPS CECONY O&R CEBs CET Other 2Q 2023 Reported EPS $0.72 $0.07 $— $(0.25) $0.01 $0.65 2Q 2022 Adjusted EPS CECONY O&R CEBs CET Other 2Q 2023 Adjusted EPS $0.64 $0.07 $— $0.06 $0.61 $(0.17) (a) (a) $0.01 $0.10 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Walk from 2Q 2022 EPS to 2Q 2023 EPS and 2Q 2022 Adjusted EPS (non-GAAP) to 2Q 2023 Adjusted EPS (non-GAAP) 17

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Electric base rate increase $0.07 $0.07 CECONY(a) Lower operation and maintenance expense for stock-based compensation, health care costs and injuries and damages 0.03 0.03 Higher income from allowance for funds used during construction 0.01 0.01 Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) 0.01 0.01 Higher electric operations maintenance activities (0.02) (0.02) Gas base rate change (0.02) (0.02) Weather impact on steam revenue (0.01) (0.01) Accretive effect of share repurchase 0.01 0.01 Other (0.01) (0.01) Total CECONY $0.07 $0.07 Total O&R — — O&R(a) Total Clean Energy Businesses $(0.25) $(0.17) CEBs(b) Higher investment income $0.01 $0.01 CET Total CET $0.01 $0.01 Gain and other impacts related to the sale of the Clean Energy Businesses $0.05 $— Other, including parent company expenses Lower interest expense 0.01 0.01 Higher interest income 0.01 0.01 Net mark-to-market effects 0.01 — HLBV effects (0.01) — Other 0.03 0.04 Total Other $0.10 $0.06 Total Variance $(0.07) $(0.03) 2Q 2023 vs. 2Q 2022 EPS and Adjusted EPS (non-GAAP) Variances – Three Months Ended Variation a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. b. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. 18

2Q 2023 vs. 2Q 2022 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company CECONY O&R CET Other(b) Total Reported EPS – GAAP basis $0.55 $0.02 $0.01 $0.07 $0.65 Gain on Sale of the Clean Energy Businesses (pre-tax) — — — (0.03) (0.03) Income taxes — — — — — Gain on Sale of the Clean Energy Businesses (net of tax) — — — (0.03) (0.03) Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — (0.02) (0.02) Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes) — — — (0.02) (0.02) HLBV effects (pre-tax) — — — 0.01 0.01 Income taxes (a) — — — — — HLBV effects (net of tax) — — — 0.01 0.01 Adjusted EPS – non-GAAP basis $0.55 $0.02 $0.01 $0.03 $0.61 Three Months Ended June 30, 2023 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended June 30, 2023. b. Other includes the parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments. 19

2Q 2023 vs. 2Q 2022 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CEBs CET Other(b) Total Reported EPS – GAAP basis $0.48 $0.02 $0.25 $— $(0.03) $0.72 Net mark-to-market losses (pre-tax) — — (0.11) — — (0.11) Income taxes (a) — — 0.03 — — 0.03 Net mark-to-market losses (net of tax) — — (0.08) — — (0.08) Adjusted EPS – non-GAAP basis $0.48 $0.02 $0.17 $— ($0.03) $0.64 Three Months Ended June 30, 2022 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the three months ended June 30, 2022. b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidated adjustments. 20

2Q 2023 Developments [a]

Consolidated Edison, Inc.

The final settlements of the transactions under the ASR Contracts occurred during the second quarter of 2023. At final settlement, the dealers delivered an additional 1,812,497 Common Shares in aggregate to Con Edison. The number of Common Shares received from the dealers was based on the volume-weighted average share price of Common Shares during the term of the applicable transaction, less a discount. See Note C to the Second Quarter Financial Statements. (pages 29-30, and 92)

ISSUER PURCHASES OF EQUITY SECURITIES

Period	(a) Total Number of Shares (or Units) Purchased	(b) Average Price Paid per Share (or unit)	(c) Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	(d) Maximum Number (or Approximate Dollar Value) of Shares (or Units) that May Yet Be Purchased Under the Plans or Programs
April 1 - April 30	—	—	—	—
May 1 - May 31 [2]	901,626	$94.93	901,626	—
June 1 - June 30 [2]	910,871	$94.76	910,871	— [1]
Total	1,812,497	$94.85	1,812,497	—

1. On February 16, 2023, Con Edison's Board of Directors authorized the repurchase of up to $1,000 million of its Common Shares, of which the entire amount was used in connection with the March 2023 ASR Contracts. At June 30, 2023, Con Edison's share repurchase had been completed.

2. In March 2023, Con Edison entered into accelerated share repurchase agreements (ASR Contracts) with two dealers to repurchase $1,000 million in aggregate of Con Edison's Common Shares. At inception, pursuant to the ASR Contracts, Con Edison paid $1,000 million in aggregate to the dealers and received initial deliveries of 8,730,766 Common Shares on March 7, 2023. At final settlement during the second quarter of 2023, the dealers delivered to Con Edison an additional 449,189, 452,437 and 910,871 Common Shares on May 26, 2023, May 31, 2023 and June 5, 2023, respectively (1,812,497 Common Shares in aggregate). The average price paid per Common Share in settlement of the ASR Contracts included in the table above was determined with reference to the volume-weighted average price of Con Edison's Common Shares over the terms of the ASR Contracts. (page 92)

a. Page references to 2Q 2023 Form 10-Q.

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2Q 2023 Developments (cont'd)(a) CECONY & O&R In July 2023, the NYSPSC approved the February 2023 joint proposal among CECONY, the NYSDPS and other parties for electric and gas rate plans for the three-year period 2023 through December 31, 2025. (page 8 of this presentation) In May 2023, NYS approved the 2023 - 2024 state budget, including provisions that prohibit the installation of fossil-fuel equipment and building systems beginning in 2026 for affected new buildings with not more than seven stories and beginning in 2029 for all other new affected buildings. The law includes exemptions for, among other things, emergency backup generators, hospitals, laundromats and commercial kitchens. (page 87) In May 2023, CECONY and O&R filed a combined initial gas system long-term plan for their gas distribution systems, as required by a May 2022 NYSPSC order. The Utilities’ plan has a 20-year horizon to achieve the greenhouse gas emissions reduction targets of the Climate Leadership and Community Protection Act (CLCPA) and includes three pathways: (1) a reference pathway based on investments approved by the NYSPSC, (2) an alternate hybrid electric generation and low-carbon fuels pathway and (3) an alternate deep electrification pathway. The Utilities expect to file an update to the plan in September 2023 and the final plan by the end of 2023. The final plan will be subject to NYSPSC approval. (page 87) Also in May 2023, CECONY and O&R filed proposals for thermal energy network pilots pursuant to a September 2022 NYSPSC proceeding to implement the Utility Thermal Energy Network and Jobs Act. CECONY proposed three pilots totaling approximately $262.7 million and O&R proposed two pilots totaling approximately $45.5 million. The Utilities proposed recovery of pilot costs via a surcharge mechanism. The proposed pilots are subject to approval by the NYSPSC. (page 87) a. Page references to 2Q 2023 Form 10-Q unless noted otherwise. 22

2Q 2023 Developments (cont'd)(a) CECONY & O&R In June 2023, the NYSPSC issued an order identifying the CLCPA as a public policy requirement resulting from the need for additional transmission facilities to deliver at least 4,770 MW of electricity from offshore wind projects into CECONY’s electric grid. The order refers the need to the NYISO to conduct a solicitation and evaluation of transmission solutions for this need. The order directs CECONY to establish a process, after consultation with NYSDPS, to make information available to transmission proposers concerning existing or potential interconnection points that CECONY would construct and own. The required in-service date for projects responsive to the transmission need is January 1, 2033. (page 87-88) Also in June 2023, CECONY filed a petition with FERC to add a formula rate to the NYISO tariff to enable CECONY to recover the costs of, and a return on investment for two types of projects: (1) local transmission upgrades determined by the NYSPSC to be necessary or appropriate to meet the CLCPA goals of NYS and (2) any regulated transmission projects (or portions thereof) eligible for recovery under the NYISO’s public policy process. For local transmission upgrades, CECONY proposed the return on equity to be the lower of the NYSPSC-determined rates or 10.87 percent. For NYISO projects, CECONY proposed a return on equity of 11.10 percent. CECONY anticipates that the formula rate, once in place, will be applied to recover the costs of the upgrades associated with the Propel NY Energy offshore wind project. (page 88) Following media reports, in July 2023, the Environmental Protection Agency, NYS Department of Environmental Conservation, NYS Department of Health and NYSDPS began investigating the potential public health risks associated with lead-jacketed cables in the fixed-line telecommunications industry. The use of lead-jacketed electric cables began in the 1880s to protect conducting wires from exposure to the elements. All of the Utilities’ transmission cables that are in service and lead-jacketed are covered with an outer plastic layer and are generally located within a conduit and manhole system and comprise less than 2 percent of CECONY’s transmission system and less than 5 percent of O&R’s transmission system. CECONY installed lead-jacketed cables without an outer plastic layer in its distribution system until the 1980’s. CECONY’s distribution cables that are in service and lead-jacketed may or may not have an outer plastic layer and may be located within a conduit and manhole system, directly buried or strung in the air between poles and comprise less than 14 percent of its distribution system. O&R’s distribution cables are not lead-jacketed. CECONY’s transmission and distribution systems also contain lead-jacketed cables that were retired in place. CECONY continues to replace lead-jacketed distribution cables, as needed, and recover the costs for cable replacements, pursuant to its electric rate plan. The Companies are unable to predict the impact on them, if any, resulting from potential developments to legal or public policy doctrines regarding cable that contains lead. (page 88) a. Page references to 2Q 2023 Form 10-Q unless noted otherwise. 23

2Q 2023 Developments (cont'd)(a) Con Edison Transmission In June 2023, the NYISO selected the Propel NY Energy transmission project that was jointly proposed by NY Transco and NYPA. Con Edison Transmission has a 41.7 percent equity interest in NY Transco’s share of the Propel NY Energy project, a 108-mile electric transmission project with an in-service date of 2030 that is expected to enable delivery of a minimum of 3,000 MW of offshore wind energy in New York State. (page 89) In June 2023, the President of the United States signed the Fiscal Responsibility Act of 2023. Section 324 of the legislation approved all permits and authorizations necessary for the construction and initial operation of the Mountain Valley Pipeline, that is being constructed by a joint venture in which Con Edison Transmission owns a 9.4% interest (which is expected to be reduced to 8% based on the latest project cost estimate and Con Edison Transmission’s previous capping of its cash contributions to the joint venture). Following the signing of the legislation, on June 5, 2023, the operator of the Mountain Valley Pipeline submitted a request to the U.S. Court of Appeals for the Fourth Circuit to dismiss any pending cases before the court since the newly enacted legislation grants sole jurisdiction to the U.S. Court of Appeals for the District of Columbia on issues relating to the validity of the provisions in Section 324 In early July 2023, the U.S. Court of Appeals for the Fourth Circuit granted a temporary stay of the construction of the Mountain Valley Pipeline on two appeals pending prior to the enactment of the legislation. On July 14, 2023, the operator of the Mountain Valley Pipeline filed an appeal with the United States Supreme Court indicating that the stay is not consistent with the legislation and, if left in place, it would jeopardize the goal of completing construction by the end of 2023. On July 27, 2023, the United States Supreme Court vacated that temporary stay. The underlying request for dismissal of the pending cases remains before the U.S. Court of Appeals for the Fourth Circuit. At June 30, 2023, Con Edison Transmission’s carrying value of its investment in the Mountain Valley Pipeline was $111 million and its cash contributions to the joint venture amounted to $530 million. (page 89) As of June 2023, construction has been completed for the NY Transco's New York Energy Solution project and the associated Rock Tavern to Sugarloaf segment, and a majority of the assets are in service. Construction of the associated Dover Station, an additional network upgrade to support the NYES project, has not been completed and its permits are the subject of litigation in New York State. In April 2019, the NYISO selected NY Transco’s New York Energy Solution project, of which Con Edison Transmission owns a 45.7 percent interest, to relieve transmission congestion between upstate and downstate ($600 million estimated cost, excluding certain interconnection costs). (page 89) a. Page references to 2Q 2023 Form 10-Q. 24

YTD 2023 Earnings Earnings per Share Net Income for Common Stock ($ in Millions) 2023 2022 2023 2022 Reported Net Income for Common Stock and EPS – GAAP basis $4.74 $2.42 $1,658 $857 Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a) (2.56) — (895) — Income taxes (b) 0.24 — 83 — Gain and other impacts related to sale of the Clean Energy Businesses (net of tax) (2.32) — (812) — HLBV effects (pre-tax) — (0.14) 1 (49) Income taxes (c) — 0.05 — 15 HLBV effects (net of tax) — (0.09) 1 (34) Net mark-to-market effects (pre-tax) 0.04 (0.30) 13 (106) Income taxes (d) (0.01) 0.09 (4) 33 Net mark-to-market effects (net of tax) 0.03 (0.21) 9 (73) Adjusted Earnings and Adjusted EPS – non-GAAP basis $2.45 $2.12 $856 $750 a. The gain and other impacts related to the sale of the Clean Energy Businesses for the six months ended June 30, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.48) a share and $(2.30) a share net of tax or $(867) million and $(804) million net of tax), transaction costs and other accruals ($0.04 a share and $0.03 a share net of tax or $14 million and $10 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax). b. Amounts shown include impact of changes in state apportionments ($0.03 a share net of federal taxes or $10 million net of federal taxes) for the six months ended June 30, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 32% for the six months ended June 30, 2023. The amount of income taxes for the gain on the sale of the Clean Energy Businesses had an effective tax rate of 7% for the six months ended June 30, 2023. c. The amount of income taxes was calculated using a combined federal and state income tax rate of 2% for the six months ended June 30, 2023, and a combined federal and state income tax rate 31% for the six months ended June 30, 2022. d. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the six months ended June 30, 2023, and a combined federal and state income tax rate of 31% for the six months ended June 30, 2022. 25

YTD 2022 Adjusted EPS CECONY O&R CEBs CET Other YTD 2023 Adjusted EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (non-GAAP) YTD 2022 Reported EPS CECONY O&R CEBs CET Other YTD 2023 Reported EPS $2.42 $0.45 $— $(0.50) $0.02 $2.35 $4.74 $2.12 $0.45 $— $(0.23) $0.02 $0.09 $2.45 (a) (a) a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Walk from YTD 2022 EPS to YTD 2023 EPS and YTD 2022 Adjusted EPS (non- GAAP) to YTD 2023 Adjusted EPS (non-GAAP) 26

EPS (GAAP Basis) Adjusted EPS (non- GAAP Basis) Electric base rate increase $0.20 $0.20 CECONY(a) Gas base rate increase 0.17 0.17 Lower operation and maintenance expense from stock based compensation, health care costs and injuries and damages 0.05 0.05 Higher income from allowance for funds used during construction 0.03 0.03 Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs) 0.02 0.02 Weather impact on steam revenues (0.07) (0.07) Accretive effect of share repurchase 0.03 0.03 Other 0.02 0.02 Total CECONY 0.45 0.45 Electric base rate increase $0.01 $0.01 O&R(a) Gas base rate increase 0.01 0.01 Higher storm-related costs (0.01) (0.01) Other (0.01) (0.01) Total O&R $— $— Total Clean Energy Businesses $(0.50) $(0.23) CEBs(b) Higher investment income $0.01 $0.01 CETOther 0.01 0.01 Total CET $0.02 $0.02 Gain and other impacts related to the sale of the Clean Energy Businesses $2.24 $— Other, including parent company expenses Higher interest income 0.03 0.03 Lower interest expense 0.02 0.02 Net mark-to-market effects 0.02 — Accretive effect of share repurchase 0.03 0.03 Other 0.01 0.01 Total Other $2.35 $0.09 Total $2.32 $0.33 a. Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. b. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. YTD 2023 vs. YTD 2022 EPS and Adjusted EPS (non- GAAP) Variances – Six Months Ended Variation 27

YTD 2023 vs. YTD 2022 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company

Six months ended June 30, 2023	CECONY	O&R	CEBs	CET	Other[f]	Total
Reported EPS – GAAP basis	**$2.27**	**$0.11**	**$0.06**	**$0.02**	**$2.28**	**$4.74**
Gain on Sale of the Clean Energy Businesses (pre-tax)	—	—	—	—	(2.48)	(2.48)
Income taxes (a)	—	—	—	—	0.18	0.18
Gain on Sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**(2.30)**	**(2.30)**
Transaction costs and other accruals related to the sale of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.04	0.04
Income taxes (b)	—	—	—	—	(0.01)	(0.01)
Transaction costs and other accruals related to the sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.03**	**0.03**
Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (pre-tax)	—	—	(0.12)	—	—	(0.12)
Income taxes (c)	—	—	0.03	—	0.01	0.04
Ceasing recording of depreciation and amortization expenses related to the sale of the Clean Energy Businesses (net of tax)	**—**	**—**	**(0.09)**	**—**	**0.01**	**(0.08)**
Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes)	—	—	—	—	0.03	0.03
Impact of the sale of the Clean Energy Businesses on the changes in state apportionments (net of federal taxes)	**—**	**—**	**—**	**—**	**0.03**	**0.03**
HLBV effects (pre-tax)	—	—	—	—	—	—
Income taxes (d)	—	—	—	—	—	—
HLBV effects (net of tax)	**—**	**—**	**—**	**—**	**—**	**—**
Net mark-to-market effects (pre-tax)	—	—	0.04	—	—	0.04
Income taxes (e)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market effects (net of tax)	**—**	**—**	**0.03**	**—**	**—**	**0.03**
Adjusted EPS – non-GAAP basis	**$2.27**	**$0.11**	**$—**	**$0.02**	**$0.05**	**$2.45**

a. The income taxes on the gain on sale of the Clean Energy Businesses had an effective tax rate of 7% for the six months ended June 30, 2023. See page 37 of the 2023 Second Quarter Form 10-Q.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 27% for the six months ended June 30, 2023.
c. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the six months ended June 30, 2023.
d. The amount of income taxes was calculated using a combined federal and state income tax rate of 2% for the six months ended June 30, 2023.
e. The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the six months ended June 30, 2023.
f. Other includes parent company, Con Edison's tax adjustments, the deferred project held for sale and consolidation adjustments.

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YTD 2023 vs. YTD 2022 EPS to Adjusted EPS (non-GAAP) Reconciliation by Company (Cont'd) CECONY O&R CEBs CET Other(b) Total Reported EPS – GAAP basis $1.82 $0.11 $0.56 $— $(0.07) $2.42 HLBV effects (pre-tax) — — (0.14) — — (0.14) Income taxes (a) — — 0.04 — 0.01 0.05 HLBV effects (net of tax) — — (0.10) — 0.01 (0.09) Net mark-to-market losses (pre-tax) — — (0.30) — — (0.30) Income taxes (a) — — 0.07 — 0.02 0.09 Net mark-to-market losses (net of tax) — — (0.23) — 0.02 (0.21) Adjusted EPS – non-GAAP basis $1.82 $0.11 $0.23 $— $(0.04) $2.12 Six months ended June 30, 2022 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 31% for the six months ended June 30, 2022. b. Other includes parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. 29

Three-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (non-GAAP)

12 Months Ending December 31,	2021	2022	2023[a]
Reported EPS – GAAP basis	**$3.86**	**$4.68**	**$6.99**
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	—	—	(2.56)
Income taxes (b)	—	—	0.24
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	—	—	**(2.32)**
Impact of the anticipated sale of the Clean Energy Businesses (pre-tax)	—	(0.03)	(0.03)
Income taxes (b)	—	0.35	0.35
Impact of the anticipated sale of the Clean Energy Businesses (net of tax)	—	**0.32**	**0.32**
HLBV effects (pre-tax)	(0.41)	(0.17)	(0.02)
Income taxes (b)	0.12	0.05	—
HLBV effects (net of tax)	**(0.29)**	**(0.12)**	**(0.02)**
Net mark-to-market effects (pre-tax)	(0.15)	(0.51)	(0.18)
Income taxes (b)	0.05	0.16	0.06
Net mark-to-market effects (net of tax)	**(0.10)**	**(0.35)**	**(0.12)**
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	—	0.04	0.04
Remeasurement of deferred state taxes related to prior year dispositions (net of federal taxes)	**—**	**0.04**	**0.04**
Impairment losses related to investment in the Mountain Valley Pipeline, LLC (pre-tax)	0.66	—	—
Income taxes (b)	(0.19)	—	—
Impairment loss related to investment in the Mountain Valley Pipeline, LLC (net of tax)	**0.47**	**—**	**—**
Loss from sale of a renewable electric project (pre-tax)	0.01	—	—
Income taxes (b)	—	—	—
Loss from sale of a renewable electric project (net of tax)	**0.01**	**—**	**—**
Impairment loss related to investment in Stagecoach (pre-tax)	0.61	—	—
Income taxes (b)	(0.19)	—	—
Impairment losses related to investment in Stagecoach (net of tax)	**0.42**		**—**
Goodwill impairment on Honeoye (pre-tax)	0.02	—	—
Income taxes (b)	—	—	—
Goodwill impairment on Honeoye (net of tax)	**0.02**	**—**	**—**
Adjusted EPS – non-GAAP basis	**$4.39**	**$4.57**	**$4.89**

a. Represents 12-month trailing EPS ending June 30, 2023.
b. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the six months ended June 30, 2023 and the years 2021 – 2022.

conEdison, inc.

ED LISTED NYSE

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Financial Impacts of COVID-19[(a)]

Balance Sheet Impact – Aged A/R

($ in millions)


CECONY
Balances as of Jun. 30, 2023
Increase from Feb. 28, 2020 to Jun. 30, 2023
$1,031.0
$623.0
$266.5
$201.8
Increase from Feb. 28, 2020 to Jun. 30, 2023 (c)
Aged A/R(b)
Allowance for Uncollectible
O&R
Balances as of Jun. 30, 2023
Increase from Feb. 28, 2020 to Jun. 30, 2023
$22.0
$7.0
$8.0
$3.5
Increase from Feb. 28, 2020 to Jun. 30, 2023 (c)
Aged A/R(b)
Allowance for Uncollectible

a. In June 2022, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of low-income electric and gas customers of CECONY and O&R. In January 2023, the NYSPSC issued an order implementing a COVID-19 arrears assistance program that provides credits towards reducing the arrears balances of residential and small commercial electric and gas customers of CECONY and O&R (the "Phase 2 Order"). For the three months ended June 30, 2023, CECONY and O&R issued immaterial amounts of total net credits, respectively, towards reducing customers' account receivable balances. For the six months ended June 30, 2023, CECONY and O&R issued total net credits of $343.2 million and $2.6 million, respectively, towards reducing customers' account receivable balances. For the six months ended June 30, 2023, the total credits for CECONY were comprised of: $13.2 million pursuant to the Phase 1 Order, $327.6 million pursuant to the Phase 2 Order, and $2.4 million in qualified tax credits and payments pursuant to the OTDA Program. For the six months ended June 30, 2023, the total credits for O&R were comprised of: $0.1 million pursuant to the Phase 1 Order, $2.1 million pursuant to the Phase 2 Order, and $0.4 million amount in qualified tax credits and payments pursuant to the OTDA Program. See page 26 of the 2023 Second Quarter Form 10-Q.

b. Represents the accounts receivable (A/R) balance in arrears over 60 days for CECONY and O&R, respectively. The amounts exclude the current portion of the customers' balance.

c. Increases to Allowance for Uncollectible accounts were fully deferred. Deferral began in 2020 under the legislative, regulatory and related actions provision of CECONY and O&R's New York rate plans. The amounts deferred are reduced by the amount that the actual write-offs of customer accounts receivable balances were below the allowance reflected in rates.

conEdison, inc.
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Estimated Non-Weather Impact on Electric Delivery Volume Impact on Electric Delivery Volume, prior year(a) Millions of kWh delivered CECONY Impact on Electric Delivery Volume, pre-pandemic(b) Millions of kWh delivered CECONY a. Impact as compared to actuals for the six months ended June 30, 2023 vs. June 30, 2022. b. Impact as compared to actuals for the six months ended June 30, 2023 vs. June 30, 2019. CECONY O&R (154) 174 (34) Residential Commercial NYPA (5) (746) (240) Residential Commercial NYPA O&R 4 22 Residential Commercial 50 (4) Residential Commercial O&R (3)% 1% (1)% 2% —% (5)%(6)%—% —% 5% 32

CECONY and O&R Operations and Maintenance Expenses[a]
($ in millions)



Departmental
$1,700
$1,722
$1,767
$1,849
$1,886
$2,031
$959 YTD
2018
2019
2020
2021
2022
2023E



Other Expenses(b)
Other
Regulatory Fees and Assessments
Healthcare/ Other Employee Benefits
Pension/ OPEBs (c)
$1,159
$364
$525
$176
$94
$1,220
$347
$540
$181
$152
$811
$331
$408
$162
$(90)
$916
$345
$413
$186
$(28)
$1,507
$483
$419
$168
$437
$1,506
$446
$477
$186
$397
$264 YTD
$212 YTD
$79 YTD
$179 YTD
2018
2019
2020
2021
2022
2023E (d)

a. Prior to 2020, select facilities and telecommunication expenses were categorized as Other Expenses. After 2020, the expenses are included in the Departmental category.
b. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers.
c. Represents service costs net of capitalization and rate reconciliation; excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. For the six months ended June 30, 2023, CECONY and O&R recorded net non-service cost components of $(351) million and $(21) million, respectively. See page 31 of the 2023 Second Quarter Form 10-Q.
d. Forecast reflects CECONY's February 2023 joint proposal for new electric and gas rate plans. The February 2023 joint proposal was approved by the NYSPSC in July 2023.

conEdison, inc.
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Composition of Average Rate Base(a) (as of June 30, 2023) a. Average rate base for 12 months ended June 30, 2023. CECONY ($ in millions) Electric NY $25,534 Gas NY 9,355 Steam NY 1,776 Total CECONY $36,665 O&R ($ in millions) O&R Electric NY $1,054 O&R Gas NY 606 RECO NJ 327 Total O&R $1,987 Total Rate Base $38,652 CECONY Electric CECONY Gas CECONY Steam O&R Electric and Gas RECO 34

Average Rate Base Balances ($ in millions) $28,515 $30,559 $32,359 $35,038 $37,309 $39,425 $42,221 $44,424 $27,057 $29,008 $30,697 $33,239 $35,380 $37,442 $40,083 $42,185 $1,458 $1,551 $1,662 $1,799 $1,929 $1,983 $2,138 $2,239 O&R CECONY 3-year CAGR 6.0% 2018 2019 2020 2021 2022 2023E 2024E 2025E CECONY Electric $20,057 $21,149 $22,101 $23,614 $24,753 $26,095 $27,925 $29,362 Gas 5,581 6,408 7,110 8,008 8,924 9,647 10,428 11,063 Steam 1,419 1,451 1,486 1,617 1,703 1,700 1,730 1,760 O&R Electric 806 842 901 965 1,032 1,044 1,144 1,200 Gas 426 455 490 527 578 607 649 679 RECO Electric 226 254 271 307 319 332 345 360 ForecastActual a. Forecast for 2023, 2024 and 2025 reflects CECONY's February 2023 joint proposal that includes $1,214 million, $1,677 million, and $1,778 million, respectively, in regulatory deferral balances, primarily associated with energy efficiency, battery storage, electric vehicle make-ready, and the Brooklyn Queens Demand Management project. The February 2023 joint proposal was approved by the NYSPSC in July 2023. b. Amounts reflect the company’s five-year forecast presented to the Board of Directors on January 19, 2023. . (a) (a) (b) (b) (b) (b) 35

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended June 30, 2023) Regulated Basis Authorized Actual CECONY Electric 9.0% (b) 9.1% Gas 9.0 (b) 10.3 Steam 9.3 0.5 Overall – CECONY 9.0 9.0 CECONY Equity Ratio 48.0% 47.1% O&R Electric 9.2% 9.1% Gas 9.2 10.5 RECO 9.6 7.1 Overall – O&R 9.3 9.2 O&R Equity Ratio 48.0% 46.5% a. Weighted by rate base. b. Reflects an Authorized Return on Equity pro-rated 50%/50% between 8.8% and 9.25%. (a) (a) 36

Capital Investments ($ in millions) $5,249 $3,676 $4,085 $3,964 $4,465 $4,733 $4,870 $4,987 $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 $1,791 $248 $616 $298 $399 $248 $205 $3 $31 $65 $58 $30 $30 2018 2019 2020 2021 2022 2023E 2024E 2025E Actual Forecast (a) (b) (b)(c) (b)(c) (d) CECONY & O&R - actual Con Edison Transmission - actual Clean Energy Businesses - actual CECONY & O&R - forecast Con Edison Transmission - forecast a. 2018 includes Clean Energy Businesses' purchase of Sempra Solar Holdings, LLC. b. Con Edison's forecast reflects the divestiture of the Clean Energy Businesses in March 2023. Additionally, it reflects CECONY's February 2023 joint proposal for new electric and gas rate plans that was approved by the NYSPSC in July 2023. c. During the second quarter of 2023, Con Edison Transmission increased its estimate for capital requirements by $24 million for each of 2024 and 2025, reflecting additional investments associated with the Propel NY Energy transmission project. d. 2022 Form 10-K, page 31, as updated for Con Edison Transmission’s investments described in (c). Forecast includes the CECONY rate plans, the Brooklyn Clean Energy Hub and the expected petition to be filed for the Eastern Queens/Idlewild Substation reliability project later in 2023. 37

Utilities' Capital Investments ($ in millions) $3,210 $3,223 $3,466 $3,635 $4,001 $4,675 $4,840 $4,957 2018 2019 2020 2021 2022 2023E 2024E 2025E Gas Electric Annual CECONY Capital Investments Annual O&R Capital Investments Electric Gas Steam Depreciation Electric Gas Depreciation 2018 1,861 1,050 94 1,276 138 67 77 2019 1,851 1,078 91 1,373 142 61 84 2020 2,080 1,044 122 1,598 159 61 90 2021 2,189 1,126 103 1,705 147 70 95 2022 2,522 1,128 108 1,778 167 76 98 2023E 3,168 1,128 103 1,939 200 76 105 2024E 3,267 1,155 119 2,104 218 81 113 2025E 3,347 1,120 135 2,210 275 80 118 Steam Depreciation Actual Forecast a. Forecast reflects CECONY's February 2023 joint proposal for new electric and gas rate plans. The February 2023 joint proposal was approved by the NYSPSC in July 2023. b. 2022 Form 10-K, page 31. (a) (a)(a) (b) 38

Financing Plan for 2023 – 2025 ($ in millions) 2023 2024 2025 Common Equity Issuance(a) $— $— Up to $900 Share Repurchase Up to $1,000 $— $— Debt ($ in millions) 2023 2024 - 2025 Long-term Debt Up to $1,400 $2,600 in aggregate a. Excludes common equity issued under stock plans. b. Excludes debt of CEB, which was sold in March 2023. c. Includes $400 million and $200 million borrowed under a 364-Day Senior Unsecured Term Loan Credit Agreement in June 2022 and January 2023, respectively. The loans were repaid in March 2023. Debt Maturities (b) ($ in millions) 2023 2024 2025 2026 2027 Con Edison $1,250(c) $— $— $— $— CECONY — 250 — 250 350 O&R — — — — 80 Total $1,250 $250 $— $250 $430 39

Financing Activity in 2023 Debt Financing ($ in millions) Issuer Amount Description Con Edison $200 In January, borrowed under a 364-day Senior Unsecured Term Loan due 2023, repaid in March 2023 CECONY $500 In February, issued 5.20% Debentures due 2033 Credit Facilities ($ in millions) Entity Amount Description Con Edison $2,500 In March, Con Edison entered into a $2,500 million revolving credit facility which replaced a $2,200 million revolving credit facility that was set to expire in December 2023. CECONY $500 In March, CECONY entered into a $500 million 364-day revolving credit facility which replaced a $750 million 364-day revolving credit facility that was set to expire in March 2023. Share Repurchase ($ in millions) Entity Amount Description Con Edison $1,000 In March, Con Edison entered into an Accelerated Share Repurchase program. The final settlement of the program occurred in Q2 and as of June 30, 10,543,263 Common Shares have been returned to treasury shares. 40

Commercial Paper Borrowings ($ in millions) 41

Capital Structure – June 30, 2023 ($ in millions) Consolidated Edison, Inc. Baa2 / BBB+ / BBB+ CECONY Baa1 / A- / A- O&R Baa2 / A- / A- Parent and Other Debt $ 21,297 51% Equity 20,805 49 Total $ 42,102 100% Debt $ 19,580 51% Equity 18,843 49 Total $ 38,423 100% Debt $ 1,068 51% Equity 1,028 49 Total $ 2,096 100% Debt $ 649 41% Equity 934 59 Total $ 1,583 100% 42

Rating Agency Credit Metrics

In June 2023, Fitch affirmed the ratings for Con Edison and its subsidiaries and Moody's affirmed the rating for Orange and Rockland

Rating Agency	Rating / Outlook[a]	Rating Agency Key Metric[b]	Rating Agency Forecast[c]	Rating Agency Downgrade Threshold
Moody's Investors Services	• Con Edison: Baa2 / Positive • CECONY: Baa1 / Positive • O&R: Baa2 / Stable	CFO pre-WC[e] / Debt	• 17 - 19% • 17 - 19% • ~ 16%	• <13% • <13% • <13%
S&P Global Ratings[d]	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations to Debt	• 17 - 18% • 17 - 19% • 14 - 17%	• <16% • <16% • <16%
Fitch Ratings	• Con Edison: BBB+ / Stable • CECONY: A- / Stable • O&R: A- / Stable	Funds from operations-Adjusted Leverage	• ~4.6x • ~4.5x • ~4.8x	• >5.0x • >5.0x • >5.0x

This slide reflects the company's understanding of certain credit criteria of the rating agencies at this time, which are subject to change.

Source: Moody's Credit Opinion April 26, 2023 for Con Edison, CECONY and Moody's Credit Opinion June 14, 2023 for O&R; S&P Rating Action October 6, 2022 for Con Edison and S&P Rating Action March 13, 2023 for CECONY and O&R; Fitch Ratings press release "Fitch Affirms ConEd & Subsidiaries at 'BBB+'; Outlook Stable" June 16, 2023.

a. Represents senior unsecured ratings. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at anytime.
b. As defined and calculated by each respective rating agency. The rating agencies use other metrics that are not described on this slide.
c. Forecast represents: "through 2025" for Moody's regarding Con Edison and CECONY, and "through 2024" for O&R; "company will maintain" for S&P; "2023-2025" for Fitch regarding Con Edison and CECONY and "over 2024-2025" regarding O&R.
d. S&P rates CECONY and O&R on a group rating methodology with Con Edison.
e. CFO pre-WC is defined by Moody's as cash flow from operations before changes in working capital.

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Income Statement and Condensed Balance Sheet - 2023 Second Quarter
($ in millions)

Income Statement	CECONY	O&R	CEBs	CET[a]	Other[b]	Total
Total operating revenues	$2,744	$200	$—	$1	$(1)	$2,944
Depreciation and amortization	470	26	—	—	—	496
Other operating expenses	2,012	163	—	3	(1)	2,177
Total operating expenses	2,482	189	—	3	(1)	2,673
Gain on sale of the Clean Energy Businesses	—	—	—	—	13	13
Operating income (loss)	262	11	—	(2)	13	284
Other income (deductions)	184	12	—	8	3	207
Interest expense (income)	223	13	—	—	—	236
Income before income tax expense (benefit)	223	10	—	6	16	255
Income tax expense (benefit)	34	2	—	2	(9)	29
Net income (loss)	$189	$8	$—	$4	$25	$226
Loss attributable to non-controlling interest	—	—	—	—	—	—
Net income (loss) for common stock	$189	$8	$—	$4	$25	$226

Balance Sheet	CECONY	O&R	CEBs[c]	CET	Other	Total
ASSETS						
Current assets	$5,156	$257	$—	$18	$772	$6,203
Investments	582	20	—	329	11	942
Net plant	45,107	2,802	—	17	1	47,927
Other noncurrent assets	7,894	387	—	7	411	8,699
Total assets	$58,739	$3,466	$—	$371	$1,195	$63,771
LIABILITIES AND SHAREHOLDERS' EQUITY						
Current liabilities	$4,897	$292	$—	$5	$878	$6,072
Noncurrent liabilities	15,419	1,078	—	(83)	(168)	16,246
Long-term debt	19,580	1,068	—	—	—	20,648
Equity	18,843	1,028	—	449	485	20,805
Total liabilities and equity	$58,739	$3,466	$—	$371	$1,195	$63,771

a. Net income for common stock for CET of $4 million includes pre-tax investment income of $7.7 million from New York Transco LLC.
b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments.
c. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses.

Con Edison's consolidated financial statements and the notes thereto are in Part 1, Item 1 of the 2023 Second Quarter Form 10-Q.

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Income Statement – 2023 Year-to-Date ($ in millions) CECONY O&R CEBs CET(a) Other(b) Total Total operating revenues $6,697 $521 $129 $2 $(2) $7,347 Depreciation and amortization 943 51 — — — 994 Other operating expenses 4,683 418 92 6 (1) 5,198 Total operating expenses 5,626 469 92 6 (1) 6,192 Gain on sale of the Clean Energy Businesses — — — — 867 867 Operating income (loss) 1,071 52 37 (4) 866 2,022 Other income (deductions) 367 24 1 15 (3) 404 Interest expense (income) 456 25 16 2 — 499 Income before income tax expense (benefit) 982 51 22 9 863 1,927 Income tax expense (benefit) 189 12 3 3 65 272 Net income (loss) $793 $39 $19 $6 $798 $1,655 Loss attributable to non-controlling interest — — (3) — — (3) Net income (loss) for common stock $793 $39 $22 $6 $798 $1,658 a. Net income for common stock for CET of $6 million includes pre-tax investment income of $15.2 million from New York Transco LLC. b. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Part 1, Item 1 of the 2023 Second Quarter Form 10-Q. 45

Condensed Statement of Cash Flows – 2023 Year-to-Date ($ in millions) CECONY O&R CEBs(c) CET Other(a)(c) Total Net cash flows from/(used in) operating activities $1,140 $108 $— $(150) $66 $1,164 Net cash flows from/(used in) investing activities (2,162) (131) (248) (42) 4,035 1,452 Net cash flows from/(used in) financing activities 1,314 6 — 206 (3,716) (2,190) Net change for the period 292 (17) (248) 14 385 426 Balance at beginning of period 1,056 35 248 — 191 1,530 Balance at end of period (b) 1,348 18 — 14 576 1,956 Less: Cash balances held for sale (c) — — — — 1 1 Balance at end of period excluding held for sale $1,348 $18 $— $14 $575 $1,955 a. Other includes the parent company, Con Edison's tax equity investments, the deferred project held for sale and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the 2023 Second Quarter Form 10-Q. c. On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses. Con Edison’s consolidated financial statements and the notes thereto are in Part I, Item 1 of the 2023 Second Quarter Form 10-Q. 46

Our Clean Energy Future 47

Our Clean Energy Commitment: 5 Pillars Build the Grid of the Future Build a resilient, 22nd century electric grid that delivers 100% clean energy by 2040. Empower All of our Customers to Meet their Climate Goals Accelerate energy efficiency with deep retrofits, aim to electrify the majority of building heating systems by 2050, and all-in on electric vehicles. Reimagine the Gas System Decarbonize and reduce the utilization of fossil natural gas, and explore new ways to use our existing, resilient gas infrastructure to serve our customers' future needs. Lead by Reducing our Company’s Carbon Footprint Aim for net zero emissions (Scope 1) by 2040, focusing on decarbonizing our steam system and other company operations. Partner with our Stakeholders Enhance our collaboration with our customers and stakeholders to improve the quality of life of the neighborhoods we serve and live in, focusing on disadvantaged communities. 48

49 Region’s Clean Energy Vision 2025 2030 2035 2040 2050 NYS: 6 GW of private solar NYC: 500 MW of energy storage NYS: 40% reduction in greenhouse gas emissions (from 1990 levels) NYS: 70% of Electricity from Renewable Generation NYS: 6 GW of energy storage NYS: 10 GW of private solar NJ: Install zero-carbon-emission space heating and cooling systems in 400,000 homes and 20,000 commercial properties NYS: 9 GW off-shore wind NYC: City-owned non-emergency vehicles to be electric NYS/NJ: All new passenger vehicles will need to be zero-emission NJ: 100% Clean Energy NYS: 100% Zero Emissions electricity NYS: 85% reduction in greenhouse gas emissions (from 1990 levels) Con Edison is an essential partner for achieving regional clean energy goals

50 Achieving Clean Energy Goals New York's aggressive clean energy goals require significant new investment in the state's energy infrastructure, creating strong growth potential for the company. • Con Edison's demonstrated leadership in the clean energy transition guides the company's ESG efforts that remain core to its strategic direction • Con Edison's Clean Energy Commitment reflects aggressive clean energy goals from New York State and New York City that have remained strong • CECONY is investing $780 million in the Reliable Clean City transmission infrastructure project to facilitate the retirement of fossil-fired peaker generation and deliver renewable energy from solar plants and wind farms • Company performance on ESG exceeds industry standards as was recognized by Forbes (Best Companies for Diversity) and CPA-Zicklin Index of Corporate Political Disclosure & Accountability (top score of 100%) • $14.6 billion in total capital investments forecasted for 2023 through 2025 to achieve reliability, safety, and clean energy objectives

New York Greenhouse Gas Emissions Reduction Laws • NYC Local law 154: Bans use of fossil fuels for new small buildings* by 2024 and for new large buildings by 2027 • NY Governor Hochul signed into law (Assembly Bill A3006C), on May 3, 2023, banning use of fossil fuels in new small buildings* starting in 2026, and in new large buildings starting in 2029 ◦ Both NYC and NYS bans have exceptions for local businesses (e.g. restaurants, laundry facilities, hospitals, cremation) • NYC Local Law 97: Energy efficiency and greenhouse gas emissions limits ◦ Reduce emissions by 40% before 2030 from the city's largest buildings and 80% by 2050 from 2005 levels • NYC Mayor Adams released PlaNYC: Getting Sustainability Done laying out strategies to reduce emissions in buildings and transportation *Both New York City LL154 and New York State law define "small buildings" not more than seven stories in height, "large buildings" as seven stories or more 51

Changing How Energy is Sourced and Consumed To achieve NYS and NYC clean energy goals of net zero by 2050, our utilities need to enable a fundamental change in how energy is sourced and consumed in our service territories 2021 GHG emissions (CECONY and O&R service areas) Source: New Jersey portion of O&R territory is excluded; “Other” emissions include agriculture, waste, and non-energy emissions Numbers as of: July 2023, per NYC GHG Inventory, NYS GHG Inventory, and internal analysis 52

Pathways to Carbon Neutrality CECONY's and O&R's combined initial gas system long-term plan has a 20-year horizon to achieve the CLCPA’s greenhouse gas emissions reduction targets and includes three pathways: (1) a reference pathway based on investments approved by the NYSPSC, (2) an alternate hybrid electric generation and low-carbon fuels pathway and (3) an alternate deep electrification pathway. The Utilities expect to file an update to the plan in September 2023, and the final plan in December 2023. The final plan is subject to NYSPSC approval. Source: Gas System Long-Term Plan page 4 Pathways expected to achieve CLCPA goals 53

54 Con Edison Advancing its Clean Energy Goals In Q2 2023, roughly 32 MW customer-owned solar and 8 MW customer-owned battery storage were installed Customer-Owned Solar, Installed Capacity (MW) Customer-Owned Battery Storage, Installed Capacity (MW) *Q1 and Q2 represented in 2023 *Q1 and Q2 represented in 2023

55 Con Edison Enabling Electrification of Transportation Roughly 700 EV plugs were installed in Q2 2023, with accelerating growth in EV registrations in recent years *Q1 and Q2 represented in 2023 EV Plugs Installed Under PowerReady Program, Cumulative Total 2023* Goal for 2025 INSTALLED EV PLUGS, TOTAL 4,071 194 18,996 2,916 LEVEL 2 PLUGS 3,874 192 18,539 2,845 DC FAST CHARGE PLUGS 197 2 457 71

56 Long-range Plans for a Safe, Reliable and Sustainable Future ◦ Clean Energy: Economy-wide net-zero GHG emissions in our service area by 2050 ◦ Climate Resilience: Increased resilience of our energy infrastructure to adapt to climate change ◦ Core Service: World-class safety, reliability, and security, while managing the rate impacts and equity challenges of the energy transition ◦ Customer Engagement: Industry-leading customer experience and facilitation through the energy transition These plans guide our programs and investments through 2050. We envision $72 billion in investments for CECONY and O&R over the next 10 years. Source: Long Range Plans | Con Edison

Con Edison Environmental, Social & Governance Resources • Climate Change Resilience and Adaptation Plan – January 2021 • Climate Change Vulnerability Study – December 2019 • Diversity and Inclusion Report examines Con Edison's diverse and inclusive culture • 2023 Proxy Statement • Highlighting how the Company supports our communities through Community Partnerships • Our Standards of Business Conduct guide our Political Engagement • Con Edison’s Clean Energy Vision looking toward a clean energy future • Sustainability Report - Con Edison's Sustainability report • 2022 Environmental, Social, and Governance Presentation Our ESG reporting standards (updated July 2022): • Edison Electric Institute / American Gas Association ESG templates – Industry reporting standards • Sustainability Accounting Standards Board (SASB) – Broad ESG reporting standard • Task Force on Climate-Related Financial Disclosures (TCFD) – Broad ESG reporting standard • Equal Employment Opportunity Component 1 Report (EEO-1) - Federal employer information report • Our environmental impacts including carbon emissions disclosures are filed with the Carbon Disclosure Project (CDP) Link to more ESG resources: https://conedison.gcs-web.com/environmental-social-and-governance-esg-resources 57

Recognition and Accolades Operating Awards • Service Reliability: PA Consulting ReliabilityOne – CECONY for Outstanding Reliability Performance in the Northeast Metropolitan Service Area and the Outstanding Technology & Innovation Award – O&R for Outstanding Reliability Performance in the Northeast Suburban/Rural Service Area and the Outstanding Customer Engagement Award • Energy Efficiency: Environmental Protection Agency – 2022 ENERGY STAR Partner of the Year Award Environmental, Social & Governance Awards • Political Accountability: CPA-Zicklin Index of Corporate Political Disclosure and Accountability - “Trendsetter” – top score of 100% • Diversity, Equity & Inclusion: As You Sow 2022 Racial Justice Russell 1000 Scorecard - Con Edison ranked 1st out of 32 companies in utility sector • Diversity, Equity & Inclusion: Forbes Best Companies for Diversity - top 5 in utilities 58

2nd Quarter 2023 Earnings Release Presentation August 3, 2023 59